Exhibit 10.53

TRUCKING TRANSPORTATION AGREEMENT ADDENDUM

This addendum (“Addendum”) is to that certain TRUCKING TRANSPORTATION AGREEMENT dated January 1, 2024, between ENDEAVOR CRUDE, LLC (“Carrier”) and WHITE CLAW CRUDE, LLC (“Customer”). Operator and shipper may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

Whereas the original agreement provided for a Minimum Volume Commitment (MVC) of 35,000 barrels per day. The parties hereby agree that the MVC will be 75,000 barrels per day for the period January 1, 2024 to the end of the contract

The parties agree that the MVC is applied to all barrels hauled by the Carrier, not just those tendered by the Customer. Additionally, the rate for the deficiency charge per barrel shall be 25% of the average rate for all hauls made by the carrier in that month.

CARRIER:

ENDEAVOR CRUDE, LLC
a Texas limited liability company

By: Jorgan Development, LLC, a Louisiana Limited liability company, its Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

CUSTOMER:

WHITE CLAW CRUDE, LLC
a Texas limited liability company

By:	/s/ Mary Kilpatrick
Name:	Mary Kilpatrick
Title:	Manager